FIRST AMENDMENT OF LOAN AND SECURITY AGREEMENT


     This Amendment of Loan and Security Agreement (this "Amendment") is made as of August 7, 1995, by and between ADVANCED LOGIC RESEARCH, INC., a Delaware corporation ("Borrower") and HELLER FINANCIAL, INC., a Delaware corporation ("Lender"). This Amendment is made with reference to that certain Loan and Security Agreement dated as of June 16, 1993, by and between Borrower and Lender (as amended from time to time, the "Loan and Security Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan and Security Agreement.

     Whereas, Borrower and Lender entered into the Loan and Security Agreement; and

     Whereas, Borrower and Lender desire to amend certain terms of the Loan and Security Agreement as set forth below;

     Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1.  AMENDMENT

1.1 Section 1 of the Loan and Security Agreement is amended by adding the following new definitions of "Expiry Date", "First Amendment Date", "Funding Date", "Interest Payment Date", "Interest Period", "Interest Rate Determination Date", "LIBOR Rate", "LIBOR Rate Loans", "Notice of Borrowing", "Notice of Conversion/Continuation" and "Prime Rate Loans", and inserting each new definition into its appropriate alphabetical order.

"Expiry Date" means the earlier of (a) the termination of the Revolving Loan Commitment pursuant to subsection 8.3 or (b) the Termination Date.

"First Amendment Date" means the effective date of that certain First Amendment of Loan and Security Agreement by and between Borrower and Lender.

"Funding Date" means the date of each funding of a Loan.

"Interest Payment Date" means, with respect to any LIBOR Rate Loan, the last day of the applicable Interest Period for such Loan, and at maturity, whether by acceleration or otherwise.

"Interest Period" means any interest period applicable to a Loan as determined pursuant to subsection 2.2(B).

"Interest Rate Determination Date" means the date on which Lender determines the interest rate applicable to any LIBOR Rate Loan pursuant to subsection 2.2(A) which shall be the second Business Day prior to the first day of the Interest Period applicable to such LIBOR Rate Loan.

"LIBOR Rate" means, for each Interest Period, a rate of interest equal to:

(a) the rate of interest determined by Lender at which deposits in U.S. Dollars for the relevant period are offered based on information presented on the Reuters Screen LIBOR Page as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period; provided that if at least two such offered rates appear on the Reuters Screen LIBOR Page in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Lender) will be the rate used; provided further that if Reuters ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by Lender at which deposits in Dollars are offered for the relevant Interest Period by Bankers Trust Company, The Chase Manhattan Bank, National Association and Chemical Bank (or their respective successors) to banks with combined capital and surplus in excess of $500,000,000 in the London interbank market as of 11:00 A.M. (London time) on the applicable Interest Rate Determination Date, divided by

(b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) or reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System; (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is no nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%).

"LIBOR Rate Loans" means Loans bearing interest at rates determined by reference to the LIBOR Rate as provided in subsection 2.2(A)(2).

"Notice of Borrowing" means a notice substantially in the form of Exhibit G.

"Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit H.

"Prime Rate Loans" means Loans bearing interest at rates determined by reference to the Prime Rate as provided in subsection 2.2(A)(1).

1.2 Subsection 2.1 of the Loan and Security Agreement is amended by deleting subpart 2.1(A)(2) and subpart 2.1(C) and by substituting the following new subparts 2.1(A)(2) and 2.1(C).

(2)"Borrowing Base" means, as of any date of determination, an amount equal to the sum of (a) one hundred percent (100%) of the amount of the Cash Collateral Fund at the time of any borrowing; plus (b) the lesser of (i) eighty percent (80%) of Eligible Accounts and (ii) the Dilution Advance Rate of Eligible Accounts, less such reserves as Lender in its sole and reasonable discretion elects to establish; plus (c) (i) up to fifty percent (50%) of Eligible Inventory consisting of CPU components; DRAM components; SIMM components; hard drives and finished goods, and (ii) up to twenty-five percent (25%) of Eligible Inventory consisting of all other raw material stock, less such reserves as Lender in its sole and reasonable discretion elects to establish, provided that the amount determined pursuant to this clause
(c) shall at no time exceed $4,000,000. Prior to the initial borrowing against the Eligible Inventory described in part (c), Borrower's inventory shall be independently appraised by a third party appraisal firm chosen by Lender, and Borrower agrees to cooperate fully with such appraisal firm and to pay all reasonable costs of obtaining said appraisal. Based upon the results of such independent appraisal, Lender may unilaterally reduce the advance rates as set forth in subsection 2.1(A)(2)(C) above by notifying Borrower in writing.

(C)Borrowing Mechanics. Prime Rate Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and integral multiples of $50,000 in excess of that amount. LIBOR Rate Loans made on any Funding Date shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. When Borrower desires to borrow under this subsection 2.1, it shall deliver to Lender a fully and properly completed Notice of Borrowing no later than 11:00 A.M. (Los Angeles time) at least (i) one Business Day in advance of the proposed Funding Date in the case of a requested Prime Rate Loan and (ii) three Business Days in advance of the proposed Funding Date in the case of a
requested LIBOR Rate Loan.   Loans may be continued as or converted into
Prime Rate Loans and LIBOR Rate Loans in the manner provided in subsection 2.2(E) on and after the date ten (10) days after the First Amendment Date. In lieu of delivering the above described Notice of Borrowing, Borrower may give Lender telephonic notice by the required time of the proposed borrowing; provided that such notice shall be promptly, and in any event within one Business Day, confirmed in writing by delivery of a Notice of Borrowing to Lender. Lender shall not incur any liability to Borrower for acting upon any telephonic notice that Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this subsection 2.1(C). The making of an advance pursuant to telephonic notice shall constitute a Loan under this Agreement. Except as provided in subsection 2.8(D), a Notice of Borrowing for a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable once given, and Borrower shall be bound to make a borrowing in accordance therewith. Each such advance to Borrower under the Revolving Loan shall, on the Funding Date, be deposited, in immediately available funds, in such account as Borrower may from time to time designate to Lender in writing.

1.3   The Loan and Security Agreement is amended by deleting Subsection
2.2 in its entirety and by substituting the following new Subsection 2.2.

2.2 Interest

(A) Rate of Interest. The Loans and all other Obligations shall bear interest from the date such Loans are made or such other Obligations become due to the date paid at a rate per annum determined by reference to the Prime Rate or the LIBOR Rate. The applicable basis for determining the rate of interest shall be selected by Borrower initially at the time a Notice of Borrowing is given pursuant to subsection 2.1(C). The basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2(E). If on any day a Loan is outstanding with respect to which notice, specifying the basis for determining the rate of interest, has not been delivered to Lender in accordance with the terms of this Agreement, then for that day that Loan shall bear interest determined by reference to the Prime Rate.

     The Loans shall bear interest through maturity as follows:

          (1) if a Prime Rate Loan, then at the sum of the Prime Rate per annum; and

          (2 if a LIBOR Rate Loan, then at the sum of the LIBOR
Rate plus two and three quarters percent (2.75%) per annum.

     Notwithstanding the foregoing, at the election of Lender in its sole discretion, after the occurrence of an Event of Default and for so long as such Event of Default continues, the Loans and all other Obligations shall bear interest until paid in full at a rate per annum that is three percent (3.0%) in excess of the rate of interest otherwise payable under this Agreement; provided that, in the case of LIBOR Rate Loans, until the expiration of any then applicable Interest Period, all such LIBOR Rate Loans shall bear interest payable upon demand at a rate which is five and three quarters percent (5.75%) in excess of the LIBOR Rate. Thereafter, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, unless otherwise permitted by the terms of subsection 2.8(I), such LIBOR Rate Loans shall thereupon become Prime Rate Loans and thereafter bear interest payable upon demand at a rate which is three percent (3.0%) per annum in excess of the interest rate otherwise payable under this Agreement for Prime Rate Loans.

(B) Interest Periods.  In connection with each LIBOR Rate Loan,
Borrower shall elect an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be either a one, two or three month period provided that:

     (1) the initial Interest Period for any Loan shall commence on the Funding Date of such Loan;


          (2)  in the case of immediately successive Interest
Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (3) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (4) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to part (5) below, end on the last Business Day of a calendar month;

          (5)  no Interest Period shall extend beyond the Expiry
Date;

          (6) no Interest Period may extend beyond a date on which Borrower is required to make a scheduled payment of principal of the Loans unless the sum of (a) the aggregate principal amount of Loans that are Prime Rate Loans or that have Interest Periods expiring on or before such date and (b) the available, unused Revolving Loan Commitment equals or exceeds the principal amount required to be paid on the Loans on such date;

          (7) the Interest Period for a Loan that is converted pursuant to subsection 2.2(E) shall commence on the date of such conversion and shall expire on the date on which the Interest Period for the Loans so converted expires; and

          (8)  there shall be no more than two (2) Interest
     Periods relating to LIBOR Rate Loans outstanding at any time.

     (C) Computation and Payment of Interest. Interest on the Loans and all other Obligations shall be computed on the daily principal balance on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of funding of the Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Prime Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Prime Rate Loan shall be included and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan, or with respect to a Prime Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Prime Rate Loan to such LIBOR Rate Loan, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan. Interest on the Prime Rate Loans and all other Obligations other than LIBOR Rate Loans shall be payable to Lender monthly in arrears on the first day of the month following the First Amendment Date and the first day of each month thereafter, on the date of any prepayment of Loans and at maturity, whether by acceleration or otherwise. Interest on LIBOR Rate Loans shall be payable to Lender on the last day of the applicable Interest Period for such Loan, and at maturity, whether by acceleration or otherwise.

     (D) Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or the other Loan Documents, Borrower shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the other Loan Documents, then in such event: (1) the provisions of this subsection shall govern and control; (2) neither Borrower nor any other Loan Party shall be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender's option,
(a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither Borrower nor any other Loan Party shall have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until Lender shall have received the amount of interest that Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

(E) Conversion or Continuation. Subject to the provisions of subsection 2.8 and the limitation on the number of Interest Periods contained in subsection 2.2(B)(8), Borrower shall have the option to (1) convert at any time all or any part of outstanding Loans equal to $1,000,000 and integral multiples of $100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis, or (2) upon the expiration of any Interest Period applicable to a LIBOR Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount as a LIBOR Rate Loan and the succeeding Interest Period(s) of such continued Loan shall commence on the last day of the Interest Period of the Loan to be continued; provided that LIBOR Rate Loans may only be converted into Loans bearing interest determined by reference to an alternative basis on the expiration date of an Interest Period applicable thereto; and provided, further, that no outstanding Loan may be continued as, or be converted into, a LIBOR Rate Loan when any Event of Default or Default has occurred and is continuing; and provided, further, that no Loan may be converted into a LIBOR Rate Loan until ten
(10) days after the First Amendment Date.

     Borrower shall deliver a fully and properly completed Notice of Conversion/Continuation to Lender no later than 11:00 A.M. (Los Angeles time) at least three (3) Business Days in advance of the proposed conversion/continuation date. In lieu of delivering the above-described Notice of Conversion/Continuation, Borrower may give Lender telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2(E); provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Lender on or before the proposed conversion/continuation date.

     Lender shall not incur any liability to Borrower in acting upon any telephonic notice referred to above that Lender believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrower or for otherwise acting in good faith under this subsection 2.2(E).

     Except as provided in subsection 2.8(D), a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable once given, Borrower shall be bound to convert or continue in accordance therewith and Lender shall have no liability for acting in accordance with Borrower's instructions contained therein.

1.4  The Loan and Security Agreement is amended by deleting Subsection
2.3 in its entirety and by substituting the following new Subsection 2.3.

2.3  Fees
     (A) Unused Line Fee. From and after the Closing Date, Borrower shall pay to Lender a fee in an amount equal to the Revolving Loan Commitment less the average daily balance of the Revolving Loan during the preceding month multiplied by (i) three-quarters of one percent (.75%) per annum for all periods through April 30, 1996 and (ii) one half of one percent (.50%) for all periods on and after May 1, 1996, such fee to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of the month following the Closing Date and on the first day of each month thereafter.

     (B) Prepayment Fees. If Borrower voluntarily prepays the Obligations in full prior to June 21, 1996 and the Credit Facility and Lender's Commitments thereunder are terminated, Borrower shall pay to Lender, as compensation for the costs of being prepared to make funds available to Borrower under this Agreement an amount determined by multiplying one-half of one percent (.50%) by the amount of the Revolving Loan Commitment.

     (C) Monthly Administration Fee. During each month (or any part thereof) that Borrower has an outstanding Loan under the Revolving Loan Commitment (a "Borrowing Month"), Borrower shall pay to Lender, as compensation for Lender's costs of administering the Loan, a fee of $2,000 to be payable monthly in arrears on the first day of the month following any Borrowing Month.

1.5 The Loan and Security Agreement is amended by adding the following new subparts (D) and (E) to subsection 2.4.

     (D) Voluntary Prepayments and Repayments. Borrower may, upon at least two (2) Business Days prior notice to Lender, repay LIBOR Rate Loans in whole at any time or from time to time in part; provided that
(1) concurrently with such payment Borrower pays any fees due under subsection 2.3(B), (2) LIBOR Rate Loans may be prepaid or repaid only on the last day of the applicable Interest Periods therefor unless Borrower concurrently with such payment pays all amounts due under subsection 2.8(E) and (3) each partial prepayment under a Libor Rate Loan shall be in the minimum principal of $1,000,000 and integral multiples of $100,000 in excess of that amount. After notice of prepayment is given, the amount specified to be prepaid in such notice shall become due and payable on the prepayment date.

     (E) Application of Prepayments and Repayments. All prepayments and repayments shall include payment of accrued interest on the principal amount so prepaid and repaid and shall be applied to the payment of interest before application to principal. Any prepayment under this Section 2.4 shall be applied first to Prime Rate Loans to the full extent thereof before application to LIBOR Rate Loans, in the order determined by Lender.

     1.6  The Loan and Security Agreement is amended by deleting Subsection
2.5 in its entirety and by substituting the following new Subsection 2.5.

2.5 Term of this Agreement. This Agreement shall be effective until the date that is three (3) years from the First Amendment Date. The Commitments shall (unless earlier terminated) terminate on the Termination Date. In addition, this Agreement may be terminated as set forth in Section 8.3 hereof. Upon termination in accordance with
Section 8.3 or on the Termination Date, all Obligations shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all Obligations have been fully paid and satisfied, Lender shall be entitled to retain security interests in and liens upon all Collateral, and even after payment of all Obligations hereunder, Borrower's obligation to indemnify Lender in accordance with the terms hereof shall continue and Lender shall retain such security as is necessary in its reasonable discretion to cover any claims or indemnified Liabilities that are identifiable at the time of termination of this Agreement.

     1.7 The Loan and Security Agreement is amended by adding to Section 2 the following new subsection 2.8.

2.8  Special Provisions Governing LIBOR Rate Loans

     Notwithstanding any other provision of this Agreement, the following provisions shall govern with respect to LIBOR Rate Loans as to the matters covered:

     (A) Determination of Interest Rate. As soon as practicable after 11:00 A.M. (Los Angeles time) on each Interest Rate Determination Date, Lender shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower. In the event that Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market, adequate and fair means do not exist for determining the interest rate applicable to such Loans on the basis provided for in the definition of LIBOR Rate, Lender shall on such date give notice (by telecopy or by telephone confirmed in writing) to Borrower of such determination, whereupon (1) no Loans may be made as, or converted into, LIBOR Rate Loans until such time as Lender notifies Borrower that the circumstances giving rise to such notice no longer exist and (2) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be modified by Borrower and the LIBOR Rate Loans then being requested shall be made or continued by Lender as Prime Rate Loans.

     (B) Substituted Rate of Borrowing. If Lender shall have determined (which determination shall be final and conclusive and binding upon all parties), with respect to any LIBOR Rate Loan and any pending Interest Period that by reason of (a) any change after the date hereof in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order) or (b) other circumstances affecting Lender or the LIBOR market or the position of Lender in such market (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in the LIBOR rate), the LIBOR Rate shall not represent the effective pricing to Lender for Dollar deposits of comparable amounts for the relevant period, then, and in any such event, Lender shall promptly (and in any event as soon as possible after being notified of a borrowing, conversion or continuation) give notice (by telephone confirmed in writing) to Borrower of such determination. Thereafter, Borrower shall pay to Lender, upon written demand therefor, such additional amounts in the form of an increased rate of, or a different method of calculating, interest or otherwise as Lender in its sole discretion shall determine. A certificate as to additional amounts owed Lender, showing in reasonable detail the basis for the calculation thereof, submitted in good faith to Borrower by Lender shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto.

     (C)  Required Termination and Prepayment.  If on any date
Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its LIBOR Rate Loans has become unlawful or impossible by compliance by Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, Lender shall promptly give notice (by telephone confirmed in writing) to Borrower of that determination. Subject to the prior withdrawal of a Notice of Borrowing or a Notice of Conversion/Continuation or prepayment of the LIBOR Rate Loans of Lender as contemplated by the following subsection 2.8(D), the obligation of Lender to make or maintain its LIBOR Rate Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and Borrower shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection 2.8(C) is made or, earlier, when required by law, repay or prepay the LIBOR Rate Loans of Lender, together with all interest accrued thereon.

     (D Options of Borrower. In lieu of paying Lender such additional moneys as are required by subsection 2.8(B) or the prepayment of Lender required by subsection 2.8(C), Borrower may exercise any one of the following options:

          (1)  If the determination by Lender relates only to LIBOR
Rate Loans then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrower may by giving notice (by telephone confirmed in writing) to Lender no later than the date immediately prior to the date on which such LIBOR Rate Loans are to be made, withdraw that Notice of Borrowing or Notice of Conversion/Continuation and the LIBOR Rate Loans then being requested shall be made by Lender as Prime Rate Loans; or

          (2) Upon written notice to Lender, Borrower may terminate the obligations of Lender to make or maintain Loans as, and to convert Loans into, LIBOR Rate Loans and in such event, Borrower shall, prior to the time any payment pursuant to subsection 2.8(C) is required to be made or, if the provisions of subsection 2.8(B) are applicable, at the end of the then current Interest Period, convert all of the LIBOR Rate Loans into Prime Rate Loans in the manner contemplated by subsection 2.2(E) but without satisfying the advance notice requirements therein.

     (E) Compensation. Borrower shall compensate Lender, upon written request by Lender (which request shall set forth in reasonable detail the basis for requesting such amounts and which shall, absent manifest error, be conclusive and binding upon all parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss (including interest paid) sustained by Lender in connection with the re-employment of such funds), that Lender may sustain: (1) if for any reason (other than a default by Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Conversion/Continuation or a telephonic request for borrowing or conversion/ continuation therefor is given pursuant to subsection 2.2(E); (2) if any prepayment of any LIBOR Rate Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan; (3) if any prepayment of any LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Borrower; or (4) as a consequence of any other default by Borrower to repay its LIBOR Rate Loans when required by the terms of this Agreement; provided that during the period while any such amounts have not been paid, Lender shall reserve an equal amount from amounts otherwise available to be borrowed under the Revolving Loans.

     (F) Booking of LIBOR Rate Loans. Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of, any of its branch offices or the office of an affiliate of Lender.

     (G) Increased Costs. Except as provided in subsection 2.8(B) with respect to certain determinations on Interest Rate Determination Dates, if, after the date hereof by reason of, (1) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any treaty, law, rule, or regulation, or (2) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

         (a) Lender (or its applicable lending office) shall be subject to any tax, duty, levy, cost or other charge (except for taxes on the overall net income or alternative minimum taxable income of Lender or its applicable lending office imposed by the jurisdiction in which Lender's principal executive office or applicable lending office is organized, located or is doing business) with respect to its LIBOR Rate Loans or its obligation to make LIBOR Rate Loans, or the recording, registration notarization or other formalization of the LIBOR Rate Loans or the basis of taxation of payments to Lender of the principal of or interest or commitment fees or any amount payable on its LIBOR Rate Loans or its obligation to make LIBOR Rate Loans shall change; or

          (b) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender's applicable lending office shall be imposed on Lender or its applicable lending office or the interbank LIBOR market, and as a result thereof there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining LIBOR Rate Loans, or there shall be a reduction in the amount received or receivable by Lender or its applicable lending office, then Borrower shall from time to time, upon written notice from and demand by Lender, pay to Lender, within five (5) Business Days after receipt of such notice, demand and appropriate proof of such cost, additional amounts sufficient to indemnify Lender against such increased cost or reduced amount. A certificate as to the amount of such increased cost or reduced amount, submitted to Borrower by Lender, shall, except for manifest error, be final, conclusive and binding for all purposes. Any payments to be made by Borrower under subsections 2.8(B), 2.8(E) or 2.8(G) are to be without duplication.

     (H) Assumptions Concerning Funding of LIBOR Rate Loans. Calculation of all amounts payable to Lender under this subsection 2.8 shall be made as though Lender had actually funded its relevant LIBOR Rate Loan through the purchase of a LIBOR deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office to a domestic office in the United States of America; provided, however, that Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection 2.8.

     (I) LIBOR Rate Loans After Default. Unless Lender shall otherwise agree, after the occurrence of and during the continuance of a Default or Event of Default, Borrower may not elect to have a Loan be made or continued as, or converted to, a LIBOR Rate Loan after the expiration of any Interest Period then in effect for that Loan.


     1.8	Subsection 5.1 of the Loan and Security Agreement is amended by deleting subparts 5.1(A) and (G) and by substituting the following new subparts 5.1(A) and (G).

     (A) Monthly Financials. As soon as available and in any event within thirty (30) days after the end of each month, Borrower will deliver the consolidated and consolidating balance sheet of Borrower as at the end of such month and the related consolidated and consolidating statements of income for such month and for the period from the beginning of the then current Fiscal Year to the end of such month; provided, however, that when the ending date of any Monthly Financials coincides with the ending date of any Quarterly Financials due under subpart 5.1(B), then any such coincidental Monthly Financials shall be due at the same time of such Quarterly Financials.

     (G) Reconciliation Reports, Inventory Reports and Listings and Agings. On the Closing Date and within fifteen (15) calendar days after the last day of each month and from time to time upon the request of Lender, Borrower will deliver to Lender: (1) an aged trial balance of all then existing Accounts; and (2) an Inventory Report as of the last day of such period. As soon as available and in any event within fifteen (15) calendar days after the last day of each month, and from time to time upon the request of Lender, Borrower will deliver to
Lender: (1) a Reconciliation Report as at the last day of such period;
(2) an aged trial balance of all then existing accounts payable; and (3) a detailed inventory listing and cover summary report. All of the above reports shall be in form and substance satisfactory to Lender. Notwithstanding the foregoing, Borrower's obligation to provide all of the above reports within (15) calendar days after the last day of each month shall be suspended until the earlier to occur of the following:
(i) sixty (60) days prior to the initial borrowing under this Agreement; or (ii) the date upon which Borrower's Cash Collateral Fund is less than $4,000,000.

     1.9  The Loan and Security Agreement is amended by deleting Subsection
5.3 in its entirety and by substituting the following new Subsection 5.3.

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5.3  Inspection.  Borrower shall permit Lender and any authorized representatives designated by Lender to visit and inspect any of the properties of Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested. Borrower acknowledges that Lender intends to make such inspections on at least a quarterly basis, and Borrower agrees to pay to Lender an audit fee for each inspection equal to $650.00 per auditor per day or any portion thereof, excluding all full days spent by Lender traveling to or from Borrower's locations plus all out-of-pocket expenses incurred in connection with any such examination. Notwithstanding the foregoing, Lender's intention to make inspections on at least a quarterly basis shall be suspended until the earlier to occur of the following: (i) sixty (60) days prior to the initial borrowing under this Agreement; or (ii) the date upon which Borrower's Cash Collateral Fund is less than $4,000,000.

1.10  The Loan and Security Agreement is amended by deleting Subsection
7.4 in its entirety and by substituting the following new Subsection 7.4.

7.4 Investments and Loans. Borrower shall not and shall not permit any of its Subsidiaries to make or permit to exist investments in or loans to any other Person, except: (a) investments in short-term direct obligations of the United States Government; (b) investments in negotiable certificates of deposit issued by banks satisfactory to Lender, in its reasonable discretion; (c) investments in commercial paper rated at least A-1 by Standard and Poors or at least P-1 by Moody's Investor Service; (d) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business; and (e) during the three year period beginning October 1, 1995 and ending September 30, 1998, equity investments in any Persons which in the aggregate shall not exceed $5,000,000 in any single Person and $10,000,000 in the aggregate. Any investments by Borrower or any of its Subsidiaries under subpart (e) of this subsection shall (i) be exclusively equity investments in a Person that constitute a minority interest (less than fifty percent (50%) of the common equity of such Person) and (ii) shall not expose Borrower or any of its Subsidiaries to a loss greater than the amount of such cash investment, including, without limitation, the assumption or guaranty of any Liabilities of such Person in exchange for such investment.


                    SECTION 2.  RATIFICATION OF AGREEMENT

     2.1 To induce Lender to enter into this Amendment, Borrower represents and warrants that after giving effect to this Amendment no violation of the terms of the Loan and Security Agreement exist and all representations and warranties contained in the Loan and Security Agreement are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date in which case they were true, correct and complete in all material respects on and as of such earlier date.

     2.2 Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Loan and Security Agreement and the other Loan Documents are unchanged, and said agreements, as amended, shall remain in full force and effect and are hereby confirmed and ratified.

SECTION 3.  COUNTERPARTS; EFFECTIVENESS

     This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals. This Amendment shall become effective as of the date hereof upon the execution of the counterparts hereof by Borrower and Lender and upon payment to Lender of a documentation fee in the amount of $2,500.


                         SECTION 4.  GOVERNING LAW

     THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

Witness the execution hereof by the respective duly authorized officers of the undersigned as of the date first above written.

HELLER FINANCIAL, INC.               ADVANCED LOGIC RESEARCH, INC.


By:  _________________________     By:  _________________________

Title:  ______________________     Title:  ______________________


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